Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 6, 2016 with respect to the consolidated financial statements and schedule of SIFCO Industries, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
August 9, 2017